UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2014

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2014, Navidea Biopharmaceuticals, Inc. (the Company) announced that it had asked Michael M. Goldberg, M.D., to serve as its interim Chief Executive Officer, while the Company proceeds with refocusing the Company’s resources to better align spending on its pipeline programs with revenues from its Lymphoseek® (technetium Tc 99m tilmanocept) Injection product. Dr. Goldberg has accepted the Company’s offer to serve as interim Chief Executive Officer. In connection with the restructuring of resources, the Company’s current Chief Executive Officer, Mark J. Pykett, V.M.D., Ph.D., will take on a consulting role in which he will focus on maximizing the potential of the Company’s Manocept™ platform. Dr. Pykett will continue to serve as a member of the Company’s Board of Directors (the Board) until the 2014 Annual Meeting, but will not stand for re-election. The Company expects that Dr. Pykett will step down from his current position as Chief Executive Officer on or before May 31, 2014, and that, following formal approval by the Board, Dr. Goldberg’s term as interim Chief Executive Officer will officially commence on the same date.

Dr. Goldberg has served as a director of the Company since November 2013. Dr. Goldberg has also served as a Managing Partner of Montaur Capital Partners (Montaur) since January 2007. In December 2013, Dr. Goldberg formally separated his and Montaur’s affiliation with Platinum-Montaur Life Sciences, LLC (Platinum) subject to the completion of final financial terms associated with the separation, and has no continuing involvement with management of the investment portfolios of Platinum or its affiliates. Dr. Goldberg served as the Chief Executive Officer of Emisphere Technologies, Inc., from August 1990 to January 16, 2007, and as its President from August 1990 to October 1995. Prior to that, he served as Vice President of The First Boston Corp., where he was a founding member of the Healthcare Banking Group. He is or has been a Director of Alliqua, Inc., Echo Therapeutics, Inc., AngioLight, Inc., Urigen Pharmaceuticals, Inc. and Adventrx Pharmaceuticals Inc. Dr. Goldberg received a B.S. from Rensselaer Polytechnic Institute, an MD from Albany Medical College of Union University in 1982 and an MBA from Columbia University Graduate School of Business in 1985.

SEC disclosure rules regarding transactions with “related persons” of an issuer require the Company to provide information about transactions in which Dr. Goldberg had a direct or indirect material interest, even though Dr. Goldberg was not a “related person” of the Company at the time of the transactions described below.

As of April 10, 2014, Platinum beneficially owned approximately 14,923,631 shares of our common stock, excluding 10,227,610 shares of our common stock issuable upon the conversion of 3,143 shares of Series B Convertible Preferred Stock.

In June 2013, in connection with entering a Loan and Security Agreement (the GECC/MidCap Loan Agreement) with General Electric Capital Corporation (GECC) and MidCap Financial SBIC, LP (MidCap), providing for a loan to the Company of $25 million, the Company and Platinum entered into an amendment (the First Platinum Amendment) to a loan agreement between the Company and Platinum (the Platinum Loan Agreement). The Company, Platinum, and GECC/MidCap also entered into a Subordination Agreement (the Subordination Agreement), providing for subordination of the Company’s indebtedness under the Platinum Loan Agreement to the Company’s indebtedness under the GECC/MidCap Loan Agreement, among other customary terms and conditions.

In connection with the execution of the First Platinum Amendment, the Company delivered an amended and restated promissory note (the First Amended Platinum Note) to Platinum, which amended and restated the original promissory note, issued to Platinum, in the principal amount of up to $35 million. The First Amended Platinum Note adjusted the interest rate to the greater of (a) the U.S. prime rate as reported in the Wall Street Journal plus 6.75%; (b) 10.0%; or (c) the highest rate of interest then payable pursuant to the GECC/MidCap Loan Agreement plus 0.125% (effective interest rate at February 28, 2014, was 10%).

In addition, the First Platinum Amendment granted Platinum the right, at Platinum’s option, to convert all or any portion of the unpaid principal or unpaid interest accrued on any future draws (the Conversion Amount), beginning on a date two years from the date the draw was advanced, into the number of shares of the Company’s common stock computed by dividing the Conversion Amount by a conversion price equal to the lesser of (i) 90% of the lowest VWAP for the 10 trading days preceding the date of such conversion request, or (ii) the average VWAP for the 10 trading days preceding the date of such conversion request. The First Platinum Amendment also provided a conversion right on the same terms with respect to the amount of any mandatory repayment due following the Company achieving $2,000,000 in cumulative revenues from sales or licensing of Lymphoseek. The conversion option applies to the Conversion Amount if the Company is prohibited from making such prepayment under the terms of the Subordination Agreement.

Also in connection with the First Platinum Amendment, the Company and Platinum entered into a Warrant Exercise Agreement, pursuant to which Platinum exercised its Series X Warrant and Series AA Warrant for 2,364.9 shares of the Company’s Series B Convertible Preferred Stock, which are convertible into 7,733,223 shares of our common stock in the aggregate (3,270 shares of common stock per preferred share). These warrants were exercised on a cashless basis by canceling a portion of the indebtedness outstanding under the Platinum Loan Agreement equal to $4,781,333, the aggregate exercise price of the warrants.

In March 2014, in connection with entering into a Loan and Security Agreement (the Oxford Loan Agreement) with Oxford Finance LLC (Oxford), providing for a loan to the Company of $30 million, we entered into a second amendment to the Platinum Loan Agreement (the Second Platinum Amendment). Concurrent with the execution of the Second Platinum Amendment, the Company delivered an Amended and Restated Promissory Note (the Second Amended Platinum Note) to Platinum, which amended and restated the First Amended Platinum Note. The Second Amended Platinum Note adjusted the interest rate to the greater of (i) the United States prime rate as reported in The Wall Street Journal plus 6.75%, (ii) 10.0%, and (iii) the highest rate of interest then payable by the Company pursuant to the Oxford Loan Agreement plus 0.125%. Navidea, Platinum, and Oxford also entered into a Subordination Agreement, providing for subordination of the Company’s indebtedness under the Platinum Loan Agreement to the Company’s indebtedness under the Oxford Loan Agreement, among other customary terms and conditions.

During 2013, the largest aggregate amount of principal outstanding under the Platinum credit facility was $8 million, and as of March 31, 2014, the amount of principal outstanding was $3.2 million. During 2013, the Company extinguished $4.8 million of principal through a non-cash Warrant Exercise Agreement (discussed above) and $468,000 of interest at a rate of 10% under the Platinum credit facility.

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 7.01 Regulation FD Disclosure

On May 16, 2014, in the conference call announced in the press release referenced in Item 8.01 below, Dr. Goldberg stated that with anticipated expense reductions in certain of the Company’s pipeline programs and continuation of the current trajectory of Lymphoseek revenues, the Company expects that it will be able to realign cash outlays with revenues in 2015.

Item 8.01.   Other Events.

On May 15, 2014, the Company issued a press release announcing that it is refocusing the Company’s resources to better align spending on its pipeline programs with revenues from its Lymphoseek product, and that, in pursuit of this effort, the Board has asked Dr. Goldberg to serve as interim Chief Executive Officer while a search for a new Chief Executive Officer is conducted.

A copy of the complete text of the Company’s May 15, 2014, press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

99.1	Navidea Biopharmaceuticals, Inc. press release dated May 15, 2014, entitled “Navidea Announces Restructuring of Pipeline Development.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: May 16, 2014	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President and Chief Financial Officer